EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 8, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of International DisplayWorks, Inc. on Form 10-K/A-2 for the year ended October 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of International DisplayWorks, Inc., and Subsidiaries on Forms S-8 (File Number 333-120404 and 333-125563) and Form S-3 (File No. 333-123013 and 333-125559).


/s/ Grant Thornton
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Grant Thornton


Hong Kong
July 20, 2005